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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

       The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

  Dated:  February 26, 2004

                                        OBERWEIS ASSET MANAGEMENT, INC.



                                        By:  /s/ Patrick B. Joyce
                                             -----------------------------------
                                                 Patrick B. Joyce
                                                 Executive Vice President

                                             JAMES D. OBERWEIS


                                             /s/ James D. Oberweis
                                             ----------------------------------



                                             JAMES W. OBERWEIS


                                             /s/ James W. Oberweis
                                             ----------------------------------


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